Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of uniQure N.V. of our report dated March 14, 2018 relating to the financial statements, which appears in uniQure N.V.’s Annual Report on Form 10-K for the year ended December 31, 2017.

Amsterdam, 14 June 2018

PricewaterhouseCoopers Accountants N.V.
/s/ R.M.N. Admiraal RA

R.M.N. Admiraal RA